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                                                                    EXHIBIT 23.8

                           CONSENT OF LEHMAN BROTHERS
                           --------------------------



     We hereby consent to the use of our opinion letter dated March 27, 2001 to the Board of Directors of Richmond County Bancorp, Inc. (the "Company") attached as Appendix F to the Company's Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of the Company with and into New York Community Bancorp, Inc. (the "Prospectus") and to the references to our firm and to such opinion in the Prospectus under the headings "Summary" and "The Merger". In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in the Securities Act.

                                        LEHMAN BROTHERS INC.



                                    By: /s/ Frank S. Cicero
                                        ---------------------------------------
                                        Frank S. Cicero


New York, New York
April 23, 2001